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                                                                       EXHIBIT 5


                                                                   June 2, 1999


New Valley Corporation
100 S.E. Second Street
Miami, Florida  33131

         Re:      Registration Statement on Form S-1
                  Issuance of Common Shares Underlying Warrants

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-1 (the "Registration Statement") of New Valley Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission today for the purpose of registering under the Securities Act of 1933, as amended, a maximum of 18,482,629 shares (the "Shares") of common stock, par value $.01 per share (the "Common Shares"), to be received upon the exercise of all outstanding warrants (the "Warrants") issued by the Company to its stockholders under a plan of recapitalization.

         We are acting as special counsel for the Company in connection with the Plan of Recapitalization and the Registration Statement and certain matters contemplated thereby.

         We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary or appropriate to review as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with authentic originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to questions of fact material to the opinions hereinafter expressed, we have, when relevant facts were not independently established, relied upon the representations set forth in certificates of public officials and officers of the Company and other appropriate persons and statements of the Company contained in the Registration Statement.

         Based upon and subject to the foregoing, and having regard to legal considerations we deem relevant, we are of the opinion that the Shares have been duly authorized


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by all necessary corporate action on the part of the Company and upon issuance pursuant to exercise of the Warrants in accordance with their terms, the Shares will be validly issued, fully paid and non-assessable.

         The foregoing opinions are limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

         We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                      Very truly yours,



                                      /s/ Milbank, Tweed, Hadley & McCloy LLP



MLW/RSR